CK WITCO CORPORATION

8 1/2% Senior Notes due 2005

INDENTURE

Dated as of March 1, 2000

CITIBANK, N.A.

as Trustee




CROSS-REFERENCE TABLE

TIA  Section                              Indenture Section
310(a)(1)                                         6.10
   (a)(2)                                         6.10
   (a)(3)                                         N.A.
   (a)(4)                                         N.A.
   (a)(5)                                         6.8; 6.10
   (b)                                            6.8; 6.10
   (c)                                            N.A.
311(a)                                            6.11
   (b)                                            6.11
   (c)                                            N.A.
312(a)                                            2.5
   (b)                                            10.3
   (c)                                            10.3
313(a)                                            6.6
   (b)(1)                                         N.A.
   (b)(2)                                         6.6
   (c)                                            6.6
   (d)                                            6.6
314(a)                                            3.2; 10.2
   (b)                                            N.A.
   (c)(1)                                         10.4
   (c)(2)                                         10.4
   (c)(3)                                         N.A.
   (d)                                            N.A.
   (e)                                            10.5
   (f)                                            3.9
315(a)                                            6.1
   (b)                                            6.5; 10.2
   (c)                                            6.1
   (d)                                            6.1
   (e)                                            5.11
316(a)(last sentence)                             10.6
   (a)(1)(A)                                      5.5
   (a)(1)(B)                                      5.4
   (a)(2)                                         N.A.
   (b)                                            5.7
317(a)(1)                                         5.8
   (a)(2)                                         5.9
   (b)                                            2.4
318(a)                                            10.1

N.A. means Not Applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.


TABLE OF CONTENTS


                                                            Page
ARTICLE I     Definitions and Incorporation by Reference
SECTION 1.1.  Definitions                                    1
SECTION 1.2.  Other Definitions                              14
SECTION 1.3.  Incorporation by Reference of Trust Indenture
Act                                                          15
SECTION 1.4.  Rules of Construction                          16
ARTICLE II    The Securities
SECTION 2.1.  Form, Dating and Terms                         16
SECTION 2.2.  Execution and Authentication                   22
SECTION 2.3.  Registrar and Paying Agent                     24
SECTION 2.4.  Paying Agent To Hold Money in Trust            24
SECTION 2.5.  Securityholder Lists                           25
SECTION 2.6.  Transfer and Exchange                          25
SECTION 2.7.  Form of Certificate to be Delivered in Connection
with Transfers to Institutional Accredited Investors         30
SECTION 2.8.  Form of Certificate to be Delivered in Connection
with Transfers Pursuant to Regulation S                      32
SECTION 2.9.  Mutilated, Destroyed, Lost or Stolen
Securities                                                   33
SECTION 2.10. Temporary Securities                           34
SECTION 2.11. Cancellation                                   34
SECTION 2.12. Payment of Interest; Defaulted Interest        34
SECTION 2.13. Computation of Interest                        36
SECTION 2.14. CUSIP Numbers                                  36
ARTICLE III   Covenants
SECTION 3.1.  Payment of Securities                          36
SECTION 3.2.  Reports by the Company                         37
SECTION 3.3.  Limitation on Mortgages                        37
SECTION 3.4.  Limitation on Sale and Leaseback Transactions  42
SECTION 3.5.  Exempted Indebtedness                          43
SECTION 3.6.  Limitation on Subsidiary Indebtedness          43
SECTION 3.7.  Sales of Accounts Receivable                   45
SECTION 3.8.  Waiver of Certain Covenants                    46
SECTION 3.9.  Maintenance of Office or Agency                47
SECTION 3.10. Money for Security Payments to be Held
in Trust                                                     47
SECTION 3.11. Corporate Existence                            49
SECTION 3.12. Compliance Certificate                         49
SECTION 3.13. Maintenance of Properties                      50
SECTION 3.14. Payment of Taxes and Other Claims              50
SECTION 3.15. Statement by Officers as to Default            50
ARTICLE IV    Consolidation, Merger, Conveyance, Transfer or
Lease
SECTION 4.1.  Company May Consolidate, Etc., Only on Certain
Terms                                                        50
SECTION 4.2.  Successor Substituted                          52
ARTICLE V     Defaults and Remedies
SECTION 5.1.  Events of Default                              52
SECTION 5.2.  Acceleration                                   54
SECTION 5.3.  Other Remedies                                 55
SECTION 5.4.  Waiver of Past Defaults                        55
SECTION 5.5.  Control by Majority                            56
SECTION 5.6.  Limitation on Suits                            56
SECTION 5.7.  Rights of Holders to Receive Payment           57
SECTION 5.8.  Collection Suit by Trustee                     57
SECTION 5.9.  Trustee May File Proofs of Claim               57
SECTION 5.10. Priorities                                     58
SECTION 5.11. Undertaking for Costs                          58
ARTICLE VI    Trustee
SECTION 6.1.  Duties of Trustee                              59
SECTION 6.2.  Rights of Trustee                              60
SECTION 6.3.  Individual Rights of Trustee                   61
SECTION 6.4.  Trustee's Disclaimer.                          61
SECTION 6.5.  Notice of Defaults                             62
SECTION 6.6.  Reports by Trustee to Holders                  62
SECTION 6.7.  Compensation and Indemnity                     62
SECTION 6.8.  Replacement of Trustee                         63
SECTION 6.9.  Successor Trustee by Merger                    64
SECTION 6.10. Eligibility; Disqualification                  65
SECTION 6.11. Preferential Collection of Claims
Against Company                                              65
SECTION 6.12. Trustee's Application for Instructions from the
Company                                                      65
ARTICLE VII   Discharge of Indenture; Defeasance; Covenant
Defeasance
SECTION 7.1.  Discharge of Liability on Securities; Defeasance;
Covenant Defeasance                                          66
SECTION 7.2.  Conditions to Defeasance or
Covenant Defeasance                                          67
SECTION 7.3.  Application of Trust Money                     70
SECTION 7.4.  Repayment to Company                           70
SECTION 7.5.  Indemnity for U.S. Government Obligations      71
SECTION 7.6.  Reinstatement                                  71
ARTICLE VIII  Amendments
SECTION 8.1.  Without Consent of Holders                     71
SECTION 8.2.  With Consent of Holders                        72
SECTION 8.3.  Compliance with Trust Indenture Act            73
SECTION 8.4.  Revocation and Effect of Consents and Waivers  73
SECTION 8.5.  Notation on or Exchange of Securities          74
SECTION 8.6.  Trustee To Sign Amendments                     74
ARTICLE IX    Redemption of Securities
SECTION 9.1.  Redemption                                     74
SECTION 9.2.  Applicability of Article                       74
SECTION 9.3.  Election to Redeem; Notice to Trustee          74
SECTION 9.4.  Selection by Trustee of Securities to be
Redeemed                                                     75
SECTION 9.5.  Notice of Redemption                           75
SECTION 9.6.  Deposit of Redemption Price                    77
SECTION 9.7.  Securities Payable on Redemption Date          77
SECTION 9.8.  Securities Redeemed in Part                    77
ARTICLE X     Miscellaneous
SECTION 10.1. Trust Indenture Act Controls                   78
SECTION 10.2. Notices                                        78
SECTION 10.3. Communication by Holders with other Holders    79
SECTION 10.4.  Certificate and Opinion as to Conditions
Precedent                                                    79
SECTION 10.5.  Statements Required in Certificate or Opinion 79
SECTION 10.6.  Rules by Trustee, Paying Agent and Registrar  79
SECTION 10.7.  Legal Holidays                                79
SECTION 10.8.  Governing Law                                 80
SECTION 10.9.  No Recourse Against Others                    80
SECTION 10.10. Successors                                    80
SECTION 10.11. Multiple Originals                            80
SECTION 10.12. Variable Provisions                           80
SECTION 10.13. Qualification of Indenture                    80
SECTION 10.14. Table of Contents; Headings                   81

EXHIBIT A          Form of the Initial Note
EXHIBIT B          Form of the Exchange Note and Private Exchange
                   Note

           INDENTURE dated as of March 1, 2000, between CK Witco
Corporation, a Delaware corporation (the "Company"), and
Citibank, N.A., a national banking association duly organized and existing under the laws of the United States (the "Trustee").


          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 8 1/2% Senior Notes due 2005 (the "Initial Notes") and, if and when issued in exchange for Initial Notes, as provided in the Registration Rights Agreement (as hereinafter defined), the Company's 8 1/2% Senior Notes due 2005 (the "Exchange Notes"). Under certain circumstances, as described in the Registration Rights Agreement, the Company may issue private exchange notes in exchange for Initial Notes (the "Private Exchange Notes"). The Initial Notes together with the Exchange Notes and the Private Exchange Notes are hereinafter referred to as the "Securities" or the "Notes".

ARTICLE I

Definitions and Incorporation by Reference

          SECTION 1.1.  Definitions.

          "Accounts Receivable Subsidiary" means a Subsidiary of the Company (i) which is formed solely for the purpose of, and which engages in no activities other than activities in connection with, financing accounts receivable and/or notes receivable and related assets of the Company and/or its Restricted Subsidiaries, (ii) which is designated by the Board of Directors as an Accounts Receivables Subsidiary pursuant to a resolution set forth in an Officers' Certificate and delivered to the Trustee, (iii) that has total assets at the time of such designation with a book value not exceeding $100,000 plus the reasonable fees and expenses required to establish such Accounts Receivable Subsidiary and any accounts receivable financing, (iv) no portion of Indebtedness or any other obligation (contingent or otherwise) of which (a) is at any time recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way, other than pursuant to (I) representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with the sale of accounts receivable and/or notes receivable to such Accounts Receivable Subsidiary or
(II) any guarantee of any such accounts receivable financing by a Restricted Subsidiary that is permitted to be incurred pursuant to the covenant described in Section 3.6(a), or (b) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to (I) representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with sales of accounts receivables and/or notes receivable or (II) any guarantee of any such accounts receivable financing by a Restricted Subsidiary that is permitted to be incurred pursuant to Section 3.6(a), (v) with which neither the Company nor any Restricted Subsidiary of the Company has any contract, agreement, arrangement or understanding other than contracts, agreements, arrangements or understandings entered into the ordinary course of business in connection with sales of accounts receivable and/or notes receivable in accordance with Section 3.7 and fees payable in the ordinary course of business in connection with servicing accounts receivable and/or notes receivable and (vi) with respect to which neither the Company nor any Restricted Subsidiary of the Company has any obligation (a) to subscribe for additional shares of Capital Stock or other Equity Interests therein or make any additional capital contribution or similar payment or transfer thereto other than in connection with the sale of accounts receivable and/or notes receivable to such Accounts Receivable Subsidiary in accordance with Section 3.7 or
(b) to maintain or preserve solvency or any balance sheet item, financial condition, level of income or results of operations thereof.

          "Acquired Indebtedness" means Subsidiary Indebtedness
(other than Permitted Subsidiary Indebtedness) of a Person:

          (1) existing at the time such Person becomes a Restricted Subsidiary, or

          (2) assumed in connection with the acquisition of assets by such Person, in each case, other than Subsidiary Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Attributable Debt" means, as to any particular lease relating to a sale and leaseback transaction of a Principal Property under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent (discounted from the respective due dates thereof at the interest rate from time to time being used by the Company to determine its liability in respect of capitalized leases) required to be paid by such Person under such lease during the remaining term thereof. The net amount of rent required to be paid under any such lease for any such period shall be the total amount of the rent payable by the lessee with respect to such period, but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors with respect to the relevant matter.

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

          "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with generally accepted accounting principles; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.


          "Cash Equivalents" means (i) United States dollars,
(ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poors Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in this definition.

          "Code" means the Internal Revenue Code of 1986, as amended.
          "Company" means CK Witco Corporation until a successor replaces it and, thereafter, means such successor.

          "Consolidated Net Tangible Assets" means total consolidated assets of the Company and its Subsidiaries, less the following:

          (1) current liabilities of the Company and its Subsidiaries;

          (2) all depreciation and valuation reserves and all other reserves (except (a) reserves for contingencies which have not been allocated to any particular purpose, and (b) deferred credits, including deferred federal and foreign income taxes and deferred investment tax credits) of the Company and its Subsidiaries;

          (3) the net book amount of all intangible assets of the Company and its Subsidiaries, including the unamortized portions of such items as goodwill, trademarks, trade names, patents and debt discount and expense less debt premium; and

          (4) appropriate adjustments on account of minority interests of other Persons holding stock in Subsidiaries.

          "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

          (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

          (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the Stated Maturity of the Securities.

          "Depositary" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

          "Exchange Act" means the Securities Exchange Act of
1934, as amended.

          "Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

          "Foreign Subsidiary" means any Subsidiary that is formed under the laws of any jurisdiction outside of the United States of America and its territories and possessions or substantially all of the operating assets of which are located, and substantially all of the business of which is carried on outside the United States of America and its territories and possessions, and includes any Subsidiary formed under the laws of any State of the United States of America which is primarily engaged in financing the operations of the Company or its Subsidiaries, or both, outside the United States of America and its territories and possessions.

          "Guarantee" means the unconditional and unsubordinated guarantee by the Guarantor of the due and punctual payment of principal of and interest on the Securities when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption or otherwise in accordance with the terms of the Securities and this Indenture.

          "Guarantor" means any Restricted Subsidiary, other than Foreign Subsidiaries, that after the date of this Indenture executes a guarantee of the Securities contemplated by Section
3.6 until a successor replaces such party pursuant to the applicable provisions of this Indenture, or until otherwise released in accordance with the terms of this Indenture.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements or other agreements or arrangements designed to protect such Person against fluctuations in interest rates and
(ii) foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, in each case provided that such obligations are entered into solely to protect such Person against fluctuations in interest rates or currency exchange rates and not for purposes of speculation.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered in the Note Register.

          "Indebtedness" means (i) all items of indebtedness or liability (except capital and surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date as of which indebtedness is to be determined, (ii) indebtedness secured by any Mortgage existing on property owned subject to such Mortgage, whether or not the indebtedness secured thereby shall have been assumed, provided that if such indebtedness shall not have been assumed the amount of such obligation shall be deemed to be the lesser of the value of such property or the amount of the indebtedness so secured and (iii) guarantees, endorsements (other than for purposes of collection) and other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, unless the amount thereof is included in indebtedness under the preceding clauses (i) or (ii).

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Institutional Accredited Investor" means an institutional "accredited investor" within the meaning of Rule
501(a)(1), (2), (3) or (7) under the Securities Act.

          "Issue Date" means the date on which the Initial Notes are originally issued.

          "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Mortgage" means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

          "Obligation" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities and obligations payable under the documentation governing any Indebtedness.

          "Officer" means any of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer and Principal Accounting Officer any Vice President, the Treasurer, the Secretary or the Controller of the Company.

          "Officers' Certificate" means a certificate signed by two or more Officers.

          "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

          "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

          (3) Securities as to which Defeasance has been effected pursuant to Section 7.1(c);

          (4) Securities which have been paid pursuant to
Section 2.9 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (A) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.


          "Permitted Subsidiary Indebtedness" means (i) any Indebtedness existing on March 7, 2000; (ii) any Indebtedness owed to the Company or a Restricted Subsidiary; (iii) any Indebtedness secured by a Mortgage not prohibited by Section 3.3;
(iv) any Indebtedness incurred by any Restricted Subsidiary to extend, refinance, renew or replace an equivalent or lesser amount of Indebtedness of such Restricted Subsidiary referred to in clause (i) above, including any premium, prepayment penalties or fees or expenses incurred in connection therewith; (v) Indebtedness incurred by an Accounts Receivables Subsidiary in connection with a transaction pursuant to and in compliance with
Section 3.7 hereof; (vi) the guarantee by any Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary that was permitted to be incurred by another provision of this Indenture; (vii) the incurrence by the Restricted Subsidiaries of Hedging Obligations incurred with respect to any Indebtedness or Obligation that is permitted by the terms of this Indenture to be outstanding; (viii) Indebtedness incurred by Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers' compensation claims or self-insurance, surety bonds or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence; (ix) Indebtedness arising from agreements of a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum aggregate liability of all such Indebtedness shall at no time exceed 50% of the gross proceeds actually received in connection with such disposition; (x) the incurrence of Indebtedness of Restricted Subsidiaries (including letters of credit) in respect of performance bonds, bankers' acceptances, letters of credit, performance, bid, surety or appeal bonds or similar bonds and completion guarantees provided by Restricted Subsidiaries in the ordinary course of their business and consistent with past practices and which do not secure other Indebtedness; (xi) Indebtedness that constitutes an accrued expense or trade payable; (xii) Indebtedness of a Restricted Subsidiary, to the extent the net proceeds thereof are promptly deposited to defease the Securities as described under Section 7.1; (xiii) Indebtedness that constitutes a liability for federal, state, local or other taxes and (xiv) Indebtedness that constitutes an obligation to pay salary or benefits to officers, employees and directors in the ordinary course of business.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.9 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "Principal Property" means any manufacturing facility located within the United States of America owned or leased by the Company or any Subsidiary except (a) any such manufacturing facility which the Board of Directors by resolution declares is not of material importance to any business segment of the Company or its Subsidiaries and (b) any such manufacturing facility that has total assets of less than $25 million.

          "QIB" means any "qualified institutional buyer" (as defined in Rule 144A under the Securities Act).

          "Redemption Date" means the date fixed for the redemption of any Security by or pursuant to this Indenture.

          "Redemption Price" means the price at which any Security is to be redeemed pursuant to this Indenture.

          "Registration Rights Agreement" means the registration rights agreement dated March 7, 2000, among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, ABN AMRO Incorporated, Banc of America Securities LLC, Chase Securities Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. and Salomon Smith Barney Inc.

          "Restricted Period" means the 40 consecutive days beginning on and including the later of (A) the day on which the Initial Notes are offered to persons other than distributors (as defined in Regulation S under the Securities Act) and (B) the Issue Date.

          "Restricted Securities Legend" has the meaning assigned thereto in clause (A) of Section 2.1(c).

          "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "SEC" means the Securities and Exchange Commission.

          "Securities" or "Notes" means the Securities issued under this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Custodian" means the custodian with respect to the Global Securities (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

          "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

          "Subsidiary" means a corporation or other business entity of which more than 50% of the outstanding voting share capital or other voting ownership interests are owned, directly or indirectly, by the Company or by one or more other
Subsidiaries, or by the Company and one or more other
Subsidiaries.

          "Subsidiary Indebtedness" means, with respect to any Restricted Subsidiary on any date of determination (without duplication):

          (1) the principal in respect of (A) Indebtedness of such Restricted Subsidiary for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Restricted Subsidiary is responsible or liable, including, in each case, any premium on such Indebtedness to the extent such premium has become due and payable;

          (2)     all Capital Lease Obligations of such
Restricted Subsidiary and all Attributable Debt in respect of sale and leaseback transactions entered into by such Restricted
Subsidiary;

          (3) all obligations of such Restricted Subsidiary issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Restricted Subsidiary and all obligations of such Restricted Subsidiary under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (4) all obligations of such Restricted Subsidiary for the reimbursement of any obligor, other than the Company or a Restricted Subsidiary, on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of the Company and its Restricted Subsidiaries as a whole to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (5) the amount of all obligations of such Restricted Subsidiary with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary thereof, the liquidation preference with respect to any Preferred Stock (but excluding, in each case, any accrued dividends);

          (6) all obligations of the type referred to in clauses (1) through (5) of other Persons (other than Restricted Subsidiaries) and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee; and

          (7) all obligations of the type referred to in clauses (1) through (6) of other Persons (other than the Company and its Restricted Subsidiaries) secured by any Mortgage on any property or asset of such Restricted Subsidiary (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

The amount of Subsidiary Indebtedness of any Restricted Subsidiary at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

          "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date hereof (except as provided in Section 8.3) until such time as this Indenture is qualified under the TIA, and thereafter, as in effect on the date on which this Indenture is qualified under the TIA (except as provided in Section 8.3).

          "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means such successor.

          "Trust Officer" any officer within the Global Agency & Trust Services department of the Trustee, including any vice president, assistant vice president, senior trust officer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Uniform Commercial Code" means the New York Uniform
Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means:

          (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

          (2)     any Subsidiary of an Unrestricted Subsidiary.

          The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Mortgage on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated has total assets of $1,000 or less.

          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that no Default shall result therefrom or shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          SECTION 1.2.  Other Definitions.

Term                                         Defined in Section

"Agent Members"                                         2.1(d)
"Authenticating Agent"                                  2.2
"Company Order"                                         2.2
"Corporate Trust Office"                                3.7
"Covenant Defeasance"                                   7.1(d)
"Defaulted Interest"                                    2.12
"Defeasance"                                            7.1(c)
"Definitive Securities"                                 2.1(e)
"Event of Default"                                      5.1
"Exchange Global Note"                                  2.1(a)
"Exchange Notes"                                        Preamble
"Financier"                                             3.7
"Foreign Restricted Subsidiary"                         3.6(a)
"Foreign Stock Pledge"                                  3.6(a)
"Global Securities"                                     2.1(a)
"IAI Global Note"                                       2.1(a)
"IAI Notes"                                             2.1(a)
"Initial Notes"                                         Preamble
"legal defeasance option"                               7.1(b)
"Note Register"                                         2.3
"Promissory Note"                                       3.7
"Private Exchange Notes"                                Preamble
"Purchase Agreement                                     2.1(a)
"Registrar"                                             2.3
"Regulation S"                                          2.1(a)
"Regulation S Note"                                     2.1(a)
"Regulation S Global Note"                              2.1(a)
"Resale Restriction Termination Date"                   2.6
"Rule 144A"                                             2.1(a)
"Rule 144A Note"                                        2.1(a)
"Rule 144A Global Note"                                 2.1(a)
"Special Interest Payment Date"                         2.12(a)
"Special Record Date"                                   2.12(a)
"U.S. Governmental Obligations"                          7.2



          SECTION 1.3.  Incorporation by Reference of Trust
Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.4.  Rules of Construction.  Unless the
context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular; and

          (6) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.



ARTICLE II

The Securities

          SECTION 2.1. Form, Dating and Terms. (a) The Initial Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated March 2, 2000, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, ABN AMRO Incorporated, Banc of America Securities LLC, Chase Securities Inc., Deutsche Bank Securities Inc., Goldman Sachs and Co., and Salomon Smith Barney Inc. (the "Purchase Agreement").

          Initial Notes offered and sold to QIBs pursuant to Rule 144A under the Securities Act ("Rule 144A") in the United States of America (the "Rule 144A Note") will be issued on the Issue Date in the form of a single, permanent global Security in definitive, fully registered book-entry form substantially in the form of Exhibit A, which is hereby incorporated by reference and expressly made a part of this Indenture (the "Rule 144A Global Note"), registered in the name of a nominee of the Depositary, deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Notes offered and sold outside the United States of America (the "Regulation S Note") in reliance on Regulation S under the Securities Act ("Regulation S") shall be issued in the form of a single, permanent global Security in definitive, fully registered book-entry form substantially in the form of Exhibit A (the "Regulation S Global Note") registered in the name of Cede & Co., as nominee of the Depositary, deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System, or Clearstream Banking, societe anonyme, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Initial Notes resold to Institutional Accredited Investors in the United States of America (the "IAI Note") will be issued in the form of a single, permanent global Security in definitive, fully registered book-entry form substantially in the form of Exhibit A (the "IAI Global Note") registered in the name of a nominee of the Depositary deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The IAI Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the IAI Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          The Exchange Notes and Private Exchange Notes, if any, exchanged for interests in the Rule 144A Note, Regulation S Note and IAI Note will each be issued in the form of a permanent global Note substantially in the form set forth in Exhibit B hereto, which is hereby incorporated by reference and expressly made a part of this Indenture, deposited with the Trustee as hereinafter provided, with the applicable legend set forth in
Section 2.1(c) hereof (the "Exchange Global Note" and the "Private Exchange Global Note", respectively). The Exchange Global Note and the Private Exchange Global Note, as the case may be, may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate.

          The Rule 144A Global Note, the Regulation S Global
Note, the IAI Global Note,  the Exchange Global Note and the
Private Exchange Global Note, if any, are sometimes collectively herein referred to as the "Global Securities."

          The principal of (premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3.

          The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibits A and B. The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

          (b) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

          (c) Restrictive Legends. Unless and until (i) an Initial Note or Private Exchange Note is sold under an effective registration statement or (ii) an Initial Note is exchanged for an Exchange Note in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement, (A) such Initial Note and Private Exchange Note, as the case may be, shall bear the following legend (the "Restricted Securities Legend") on the face thereof:

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS.
NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF (I) EXCEPT IN COMPLIANCE WITH THE TERMS OF THE INDENTURE AND (II) IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT, OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF
RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", IN EITHER CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          (B) All Global Securities shall bear the following legend on the face thereof:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

          (d) Book-Entry Provisions. (i) This Section 2.1(d) shall apply only to Global Securities deposited with the Trustee, as custodian for the Depositary.

          (ii) Each Global Security initially shall (x) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (y) be delivered to the Trustee as custodian for such Depositary and (z) bear legends as set forth in Section 2.1(c).

          (iii) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to clause
(e) of this Section to beneficial owners who are required to hold Definitive Securities (as defined below), the Security Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

          (v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to clause (e) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

          (e) Definitive Securities. Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive certificated Securities ("Definitive Securities"). If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with the Depositary's and the Registrar's procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if
(i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 40 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

          (f) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(d)(iv) and (v) shall, except as otherwise provided by paragraph (d) of
Section 2.6, bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in
Section 2.1(c) and be subject to the applicable certification requirements set forth in this Indenture.

          (g) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent
Members and persons that may hold interests through Agent
Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          SECTION 2.2. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security.
The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

          At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Notes for original issue in an aggregate principal amount of $600 million and (2) Exchange Notes and Private Exchange Notes, if any, for issue only in an Exchange Offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Notes of an equal principal amount, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the "Company Order"). Such Company Order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Notes, Exchange Notes or Private Exchange Notes. The aggregate principal amount of Securities Outstanding at any time may not exceed $600 million, except as provided in Section 2.9.

          The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

          In case the Company, pursuant to Article IV, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to
Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

          SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the "Note Register"). The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee in writing of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.7. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities.

          SECTION 2.4. Paying Agent To Hold Money in Trust. At or prior to 10:00 a.m (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of the Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

          SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.6. Transfer and Exchange. (a) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

          A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such order with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.

          If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

          (b) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an IAI Note prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date"):

          (i) a transfer of a Rule 144A Note or an IAI Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

          (ii) a transfer of a Rule 144A Note or an IAI Note or a beneficial interest therein to an Institutional Accredited Investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in
Section 2.7 hereof from the proposed transferee and, if requested by the Company, the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them; and

          (iii) a transfer of a Rule 144A Note or an IAI Note or a beneficial interest therein to a non U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 hereof from the proposed transferee and, if requested by the Company, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

          (c) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

          (i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

         (ii) a transfer of a Regulation S Note or a beneficial interest therein to an Institutional Accredited Investor shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 hereof from the proposed transferee and, if requested by the Company, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

        (iii) a transfer of a Regulation S Note or a beneficial interest therein to a non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Company, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

          After the expiration of the Restricted Period, interests in a Regulation S Note may be transferred without requiring certification set forth in Section 2.8 or any additional certification.

          (d) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing the Restricted Securities Legend, the Registrar shall deliver only Securities that bear such Restricted Securities Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (e) The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

          (f)  Obligations with Respect to Transfers and
Exchanges of Securities. (i) To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

         (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Section 8.5).

        (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase Securities and ending at the close of business on the day of such mailing or (2) 15 Business Days before an interest payment date and ending on such interest payment date.

        (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (g) No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

         (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          SECTION 2.7.  Form of Certificate to be Delivered in
Connection with Transfers to Institutional Accredited Investors.

                                                           [Date]
Citibank, N.A
111 Wall Street, 5th Floor
New York, NY 10005

Attention:  Global Agency & Trust Services

     Re:  CK Witco Corporation
          8 1/2% Senior Notes due 2005

Ladies and Gentlemen:

          This certificate is delivered to request a transfer of
$        aggregate principal amount of the 8 1/2% Senior Notes due
2005 (the "Securities") of CK Witco Corporation (the "Company").

          The undersigned represents and warrants to you that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.
We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Securities are eligible for resale pursuant to Rule 144A, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in either case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (c), (d) or (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                    TRANSFEREE:

                    BY




SECTION 2.8. Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

                                              [Date]
Citibank, N.A.
111 Wall Street, 5th Floor
New York, NY 10005

Attention:  Global Agency & Trust Services

          Re:  CK Witco Corporation
               8 1/2% Senior Notes due 2005 (the "Securities")

Ladies and Gentlemen:

          In connection with our proposed sale of $________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (a) the offer of the Securities was not made to a person in the United States;

          (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.


          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

          Very truly yours,

          [Name of Transferor]

          By:____________________    ____________________
             Authorized Signature    Signature Medallion
                                     Guaranteed

          SECTION 2.9. Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

          In case any such mutilated, destroyed, lost or stolen
Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

          Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 2.10. Temporary Securities. Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Securities.

          SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and return to the Company all Securities surrendered for registration of transfer, exchange, payment or cancellation by delivering a certificate of such destruction to the Company. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

          SECTION 2.12. Payment of Interest; Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to
Section 2.3.

          Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 10.2, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 2.13.  Computation of Interest.  Interest on
the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 2.14. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and their reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.
The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.


ARTICLE III

Covenants

          SECTION 3.1. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

          SECTION 3.2. Reports by the Company. The Company shall file with the Trustee and the SEC, and transmit to Securityholders, such information, documents and other reports (including annual and quarterly reports), and such summaries thereof, as may be required pursuant to the TIA at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the SEC. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 3.3. Limitation on Mortgages. The Company will not create or assume and will not permit any Restricted Subsidiary other than a Foreign Subsidiary to create or assume any Mortgage of or upon any of its Principal Properties now owned or hereafter acquired, of or upon any income or profits therefrom, without making effective provision, and the Company covenants that in any such case it will make or cause to be made effective provision, whereby the Securities shall be secured by such Mortgage equally and ratably with any and all other obligations and Indebtedness thereby secured, or shall be secured by a senior Mortgage, so long as any such other obligations and Indebtedness shall be so secured; provided that the foregoing covenant shall not apply to any of the following:

          (1) The creation of any Mortgage on any property hereafter acquired by the Company or any Restricted Subsidiary, contemporaneously with such acquisition or within 270 days thereafter, to secure or provide for the payment of any part of the purchase price of such property, or the assumption by the Company or any Restricted Subsidiary of any Mortgage upon any property hereafter acquired by the Company or any Restricted Subsidiary existing at the time of such acquisition, provided that the principal amount of any Indebtedness secured by any such Mortgage created or assumed shall not exceed the cost to the Company or Restricted Subsidiary, as the case may be, of the property covered by such Mortgage (including, in the case of the assumption of such Mortgage, the principal amount of the Indebtedness secured thereby), or the fair value (if and as determined by the Board of Directors) of such property at the time the Mortgage is created or assumed, whichever shall be less.

          (2) Any Mortgage on any property acquired by the Company or any Restricted Subsidiary existing at the time of such acquisition and any Mortgage executed by any corporation or other entity acquired by the Company or any Restricted Subsidiary and exclusively securing any Indebtedness in a principal amount existing at the time of such acquisition, and, in each case, not assumed by the Company or any Restricted Subsidiary.

          (3)  Any Mortgage executed (i) by any Restricted
Subsidiary and exclusively securing any Indebtedness incurred by such Restricted Subsidiary to the Company or to one or more other
Restricted Subsidiaries or (ii) by the Company and exclusively securing any Indebtedness incurred by the Company to any Restricted Subsidiary.

          (4) The creation of one or more Mortgages for the sole purpose of extending, renewing, refinancing or refunding in whole or in part one or more of the Mortgages referred to in clauses (1), (2), or (3) of this Section or one or more of the Mortgages existing on March 7, 2000 on any assets of the Company or a Restricted Subsidiary or one or more Mortgages permitted by this paragraph 4; provided that the aggregate principal amount of Indebtedness secured by any such extension, renewal, refinancing or refunding Mortgage shall not exceed the aggregate amount of Indebtedness secured by the Mortgage or Mortgages being extended, renewed, refinanced or refunded at the time of such extension, renewal, refinancing or refunding and that such extending, renewing, refinancing or refunding Mortgage shall be limited to
(A) all or any part of the same property (and improvements thereon) which secured the Mortgage extended, renewed, refinanced or refunded or (B) in the case of a simultaneous extension, renewal, refinancing or refunding of one or more Mortgages on contiguous property (and improvements thereon), all or any part of the same contiguous property which secured the Mortgage extended, renewed, refinanced or refunded; and provided further that in the case of any extension, renewal, refinancing or refunding of a Mortgage of the type referred to in clause (3) or this clause, neither the Company nor any Restricted Subsidiary (other than the Restricted Subsidiary whose property is subject thereto) that has not theretofore assumed the indebtedness secured thereby shall assume any Indebtedness secured by such extending, renewing, refinancing or refunding Mortgage.

          (5) Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith.

          (6) Liens in favor of the United States of America, or any State or subdivision thereof, or any other county or subdivision thereof where the Company or any Restricted
Subsidiary may transact any of its business, or any governmental agency, to the extent required in the ordinary course of business.

          (7) Liens for taxes or assessments or governmental charges or levies, if such taxes, assessments, governmental charges or levies shall not at the time be due and payable, or if the same thereafter can be paid without penalty, or if the same are being contested in good faith by appropriate proceedings.

          (8) Pledges or deposits to secure payment of worker's compensation or insurance premiums, or in connection with tenders, bids or contracts (other than contracts for the payment of money) or leases, deposits to secure surety, appeal or performance bonds, pledges or deposits in connection with contracts made with or at the request of the United States of America or any State or any agency of the United States or any such State, and pledges or deposits for purposes similar to any of the above in the ordinary course of business.

          (9) Liens created by or resulting from any litigation or legal or administrative proceeding which at the time is currently being contested in good faith by appropriate proceedings.

          (10) Leases made or existing (i) on property acquired in the ordinary course of business or (ii) on individual properties subject to the lease having a value of less than $1 million per property or $25 million in the aggregate.

          (11) Landlords' liens on property held under lease.

          (12) Liens incurred in the ordinary course of business with respect to obligations that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or any of its Restricted Subsidiaries.

          (13) Liens with respect to Permitted Subsidiary
Indebtedness incurred pursuant to clauses (vii), (viii) and (x) of the definition of Permitted Subsidiary Indebtedness.

          (14) Any Mortgage securing Indebtedness, the net proceeds of which are promptly deposited to defease the Securities as described under Section 7.1.

          (15) Any Mortgage created pursuant to and in compliance with the provisions of Section 3.7.

          Notwithstanding the foregoing provisions of this Section, the Company or any Restricted Subsidiary may grant such easements for ingress and egress over property owned by the Company or such Restricted Subsidiary in favor of the United States or any State, or any department, agency, instrumentality or political subdivision of either, as is necessary to permit the attachment or removal of any equipment or other property designed primarily for the purpose of pollution control, solid waste and waste water treatment and with respect to which the Company or any Restricted Subsidiary may have granted a lien or transferred title to such government or governmental agency pursuant to the foregoing provisions of this Section or of Section 3.4 in connection with the financing of such equipment or other property; provided that any such lien on equipment or other property designed primarily for the purpose of pollution control shall not apply to any other property owned by the Company or any Restricted Subsidiary and any such transfer of title to equipment or other property designed primarily for the purpose of pollution control shall not include transfer of title to any other property owned by the Company or any Restricted Subsidiary.

          The sale or other transfer of oil, gas or other minerals in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of money for such minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as a production payment shall not be deemed to create, for purposes of this Section, any Mortgage upon the assets of the Company or any Restricted Subsidiary.

          If at any time the Company or any Restricted Subsidiary shall create or assume any Mortgage not excepted from this Section as above provided, and not exempted under Section 3.5, the Company will promptly deliver to the Trustee (1) an Officers' Certificate stating that the covenant of the Company contained in the first paragraph of this Section has been complied with, and
(2) an Opinion of Counsel stating that, in the opinion of such counsel, such covenant has been complied with and that any instruments executed by the Company in performance of such covenant comply with the requirements thereof.

          In the event that the Company shall hereafter secure the Securities equally and ratably with, or senior to, any other obligation or Indebtedness pursuant to the provisions of this Section, the Trustee is hereby authorized to enter into an amendment to this Indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce effectively the rights of the Holders of the Securities so secured equally and ratably with such other obligation or Indebtedness. The Trustee shall be entitled to receive, and subject to the provisions of Section 6.1 and Section
6.2 hereof, shall be fully protected in relying upon, an Opinion of Counsel as conclusive evidence that any amendment hereto or action taken equally and ratably to secure the Securities complies with the provisions of this Section. In the event that the Company or any Restricted Subsidiary shall be entitled in accordance with the provisions of this Indenture to a release of any Mortgage granted to secure the Securities, the Trustee is hereby authorized to take such action and execute and deliver such documents and instruments as the Company or such Restricted Subsidiary may request to implement and evidence the release of such Mortgage.

          Subject to the provisions of Section 3.4, nothing herein contained shall be deemed to prevent the Company or any Restricted Subsidiary from selling any property with the intention of taking back a lease of such property.

          The covenant contained in this Section 3.3 is subject to the provision for exempted Indebtedness in Section 3.5.

          SECTION 3.4. Limitation on Sale and Leaseback Transactions. The Company will not, nor will it permit any Restricted Subsidiary, other than a Foreign Subsidiary, to enter into any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property (except for temporary leases of not more than three years and except for leases between the Company and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person unless either

          (a) the Company or such Restricted Subsidiary would be entitled pursuant to Section 3.3 to incur Indebtedness secured by a Mortgage on the property to be leased equal in amount to the Attributable Debt with respect to such sale and lease-back transaction without equally and ratably securing the Securities; or

          (b) the Company shall apply an amount at least equal to the net proceeds of such sale or transfer or the fair value as determined by the Board of Directors of such property, whichever is greater, to the redemption or retirement, within 120 days of the effective date of any such arrangement of Indebtedness of the Company which is not subordinate or junior in right of payment to the Securities; provided, however, that in lieu of applying all or any part of such amount to such redemption or retirement of such Indebtedness, the Company may, within 75 days after such sale voluntarily retire Indebtedness, excluding redemption and retirement of Indebtedness pursuant to mandatory sinking fund or mandatory prepayment provisions or by payment at maturity, and thereby reduce the amount of cash which the Company shall be required to apply to the redemption or retirement of Indebtedness under this Section by an amount equal to the aggregate of the principal amount of the Indebtedness, as the case may be, so redeemed or retired.

          The covenant contained in this Section is subject to the provision for exempted Indebtedness in Section 3.5.

          SECTION 3.5. Exempted Indebtedness. Notwithstanding the provisions contained in Sections 3.3 and 3.4, the Company and its Subsidiaries may, without securing any Securities, secure obligations or Indebtedness which would otherwise be subject to the limitations of Section 3.3 or may, without redeeming or retiring Indebtedness, enter into sale and lease-back transactions which would otherwise be subject to the limitations of Section 3.4, or there may be a combination of such transactions, if after giving effect to any such security arrangements and any such sale and lease-back transactions the sum (computed without double-counting) of (1) the aggregate amount of all such obligations and Indebtedness then outstanding the securing of which would otherwise have been prohibited at the time the security was granted by the limitations of Section 3.3, and (2) the aggregate amount of all Attributable Debt then outstanding under all then existing leases under sale and lease-back transactions which would otherwise be or have been prohibited by the provisions of Section 3.4, does not at any such time exceed 10% of Consolidated Net Tangible Assets.

          SECTION 3.6.  Limitation on Subsidiary Indebtedness.

          (a) The Company will not cause or permit any Restricted Subsidiary that is not a Foreign Subsidiary, and is not a Guarantor of the Securities, directly or indirectly, to create, incur, assume, guarantee or otherwise in any manner become liable for the payment of or otherwise incur (collectively, "incur") any Subsidiary Indebtedness, including any Acquired Indebtedness but excluding any Permitted Subsidiary Indebtedness, unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a Guarantee of the Securities. The Company will not cause or permit any Restricted Subsidiary that is a Foreign Subsidiary ("Foreign Restricted Subsidiary"), the stock of which is not already pledged to secure the Company's obligations with respect to the Securities, directly or indirectly to incur any Subsidiary Indebtedness, including any Acquired Indebtedness but excluding any Permitted Subsidiary Indebtedness, unless 100% of the nonvoting stock and 65% of the voting stock of such Foreign Restricted Subsidiary is pledged to secure the Company's obligations with respect to the Securities and the Company executes a pledge agreement substantially in the form of Annex I hereto (a "Foreign Stock Pledge"). Notwithstanding the foregoing, any Restricted Subsidiary may incur Subsidiary Indebtedness which would otherwise be prohibited by the restrictions hereunder if immediately thereafter, the sum (computed without double-counting) of (i) all outstanding Subsidiary Indebtedness (excluding Permitted Subsidiary Indebtedness), (ii) all outstanding obligations or Indebtedness secured by Mortgages that would be prohibited by Section 3.3 (without taking into account Section 3.5) and (iii) all Attributable Debt relating to all then existing leases under sale and lease-back transactions which would have been prohibited by the provisions of Section 3.4 (without taking into account
Section 3.5), does not at the time of incurrence thereof exceed 10% of Consolidated Net Tangible Assets.

          (b) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Subsidiary Indebtedness described in the definition of Permitted Subsidiary Indebtedness, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses. Accrual of interest and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

          (c) Notwithstanding anything foregoing to the contrary, any Guarantee by a Restricted Subsidiary or a Foreign Stock Pledge shall provide by its terms that it, and any liens securing the same, shall be automatically and unconditionally released and discharged upon:

          (i) any sale or transfer to, or exchange with any Person of all of the Company's equity interests in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of this Indenture and such Restricted Subsidiary is released from all guarantees, if any, by it of other Subsidiary Indebtedness of the Company or any Restricted Subsidiaries,

          (ii) the payment in full of all obligations under the Subsidiary Indebtedness the incurrence of which required the delivery of such Guarantee or a Foreign Stock Pledge if the Restricted Subsidiary has no other outstanding Subsidiary Indebtedness that would require the delivery of such guarantee or Foreign Stock Pledge,

          (iii) with respect to Subsidiary Indebtedness constituting guarantees of Indebtedness, the release by the holders of such Indebtedness of the guarantee by such Restricted Subsidiary, including any deemed release upon payment in full of all obligations under such Indebtedness, at such time as

          (A) no other Indebtedness, the incurrence of which required the delivery of a Guarantee or a Foreign Stock Pledge, constituting Subsidiary Indebtedness has been guaranteed by such Restricted Subsidiary, or

          (B) the holders of all such other Indebtedness constituting Subsidiary Indebtedness which is guaranteed by such Restricted Subsidiary, the incurrence of which required the delivery of a Guarantee or a Foreign Stock Pledge, also release the guarantee by such Restricted Subsidiary, including any deemed release upon payment in full of all obligations under such Indebtedness.

          (d)     For purposes of this Section 3.6, any Acquired
Indebtedness shall not be deemed to have been incurred until 270 days from the date:

          (A)     the Person obligated on such Acquired
Indebtedness becomes a Restricted Subsidiary or

          (B) the acquisition of assets in connection with which such Acquired Indebtedness was assumed is consummated.

          (e) In the event that the Company or any Subsidiary shall be entitled in accordance with the provisions of this Indenture to a release of any Guarantee or a Foreign Stock Pledge granted to secure the Securities, the Trustee is hereby authorized to take such action and execute and deliver such documents and instruments as the Company or such Subsidiary may request to implement and evidence the release of such Guarantee or a Foreign Stock Pledge.

          SECTION 3.7.  Sales of Accounts Receivable.

          The Company may, and any of its Restricted Subsidiaries may, sell at any time and from time to time, accounts receivable and notes receivable and related assets to an Accounts Receivable Subsidiary; provided that (i) the aggregate consideration received in each such sale is at least equal to the aggregate fair market value of the receivables sold, as determined by the Board of Directors in good faith, (ii) no less than 80% of the consideration received in each such sale consists of either cash or a promissory note (a "Promissory Note") which is subordinated to no Indebtedness or obligation (except that it may be subordinated to the financial institutions or other entities providing the financing to the Accounts Receivable Subsidiary with respect to such accounts receivable (the "Financier")) or an equity interest in such Accounts Receivable Subsidiary; provided, further that the initial sale will include all accounts receivable of the Company and/or its Restricted Subsidiaries that are party to such arrangements that constitute eligible receivables under such arrangements and (iii) the Company and its Restricted Subsidiaries will sell all accounts receivable that constitute eligible receivables under such arrangements to the Accounts Receivable Subsidiary no less frequently than on a monthly basis.

          The Company (i) will not permit any Accounts Receivable Subsidiary to sell any accounts receivable purchased from the Company or any of its Restricted Subsidiaries to any other Person except on an arm's length basis and solely for consideration in the form of cash or Cash Equivalents; (ii) will not permit the Accounts Receivable Subsidiary to engage in any business or transaction other than the purchase, financing and sale of accounts receivable of the Company and its Restricted Subsidiaries and activities incidental thereto, (iii) will not permit any Accounts Receivable Subsidiary to incur Indebtedness in an amount in excess of the book value of such Accounts Receivable Subsidiary's total assets, as determined in accordance with generally accepted accounting principles and (iv) will, at least as frequently as monthly, cause the Accounts Receivable Subsidiary to remit to the Company as payment on the outstanding balance of the Promissory Notes, all available cash or Cash Equivalents not held in a collection account pledged to a Financier, to the extent not applied to pay or maintain reserves for reasonable operating expenses of the Accounts Receivable Subsidiary or to satisfy reasonable minimum operating capital requirements.


          SECTION 3.8.  Waiver of Certain Covenants.       The
Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 3.3, 3.4, 3.5 and 3.6 if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by notice to the Trustee, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

          SECTION 3.9. Maintenance of Office or Agency. The Company will maintain in The City of New York an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The corporate trust office of the Trustee, which initially shall be located at 111 Wall Street, 5th Floor New York, N.Y. 10005 Attention: Global Agency & Trust Services (the "Corporate Trust Office") shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New
York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

          SECTION 3.10. Money for Security Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee in writing of its action or failure to so act.

          Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (or premium, if any) or interest on any Securities, deposit with any Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) that shall be available to the Trustee by 10:00 a.m. New York City time on such due date sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of such action or any failure to so act.

          The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (b) give the Trustee written notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

          (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

          Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the expense of the Company mail to the Holders of the Securities as to which the money to be repaid was held in trust, as their names and addresses appear in the Security Register, a notice that such moneys remain unclaimed and that, after a date specified in the notice, which shall not be less than 30 days from the date on which the notice was first mailed to the Holders of the Securities as to which the money to be repaid was held in trust, any unclaimed balance of such moneys then remaining will be paid to the Company free of the trust formerly impressed upon it.

          SECTION 3.11.  Corporate Existence.  Subject to Article
IV, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

          SECTION 3.12. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate, one of the signers of which is the principal executive, principal financial or principal accounting officer of the Company stating, that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event or Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

          SECTION 3.13. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

          SECTION 3.14. Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.


          SECTION 3.15  Statement by Officers as to Default.
The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

ARTICLE IV

Consolidation, Merger, Conveyance, Transfer or Lease

          SECTION 4.1. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

          (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership, limited liability company or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an amendment to this Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

          (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and

          (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if an indenture supplemental hereto is required in connection with such transaction, such amendment complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          SECTION 4.2. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 4.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.


ARTICLE V

Defaults and Remedies

          SECTION 5.1. Events of Default. "Event of Default", whenever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in any payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days;

          (2) default in the payment of the principal of or premium, if any, on, or the redemption price of, any Note, at its Maturity;

          (3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

          (4) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including this Indenture) with a principal amount then outstanding, individually or in the aggregate, in excess of $25,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or which results from the nonpayment of such indebtedness at its stated maturity, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder;

          (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for a relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order in effect for a period of 60 consecutive days; and

          (6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          SECTION 5.2. Acceleration. If an Event of Default with respect to the Outstanding Securities occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal amount of all of the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest on all Securities,

               (B) the principal of (and premium, if any, on) any Securities, which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

          (2) all Events of Default other than the non-payment of the principal, which has become due solely by such declaration of acceleration, have been cured or waived as provided in
Section 5.4.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 5.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on any Securities or to enforce the performance of any provision of any Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 5.4. Waiver of Past Defaults. The Holders of a majority in principal amount of the Outstanding Securities, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or any premium or interest on a Note, or (ii) in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of each Securityholder affected.
When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

          SECTION 5.5. Control by Majority. The Holders of a majority in principal amount of the Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 5.6.  Limitation on Suits.  No Holder shall
have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee indemnity acceptable to the Trustee against the costs, expenses and liabilities (including reasonable legal fees and expenses) to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding
Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

          SECTION 5.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium (if any) or interest on the Securities held by such Holder, on or after the respective Stated Maturities expressed in such Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 5.8. Collection Suit by Trustee. The Company covenants that if

          (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 5.9. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 6.7.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 5.10. Priorities. If the Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under
Section 6.7;

          SECOND: to Securityholders for amounts due and unpaid for principal of and any premium and interest on the Securities, in respect of which or for the benefit of which such money or property has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and any premium of and any premium and interest on the Securities, respectively; and

          THIRD: to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 5.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 5.7 or a suit by Holders of more than 10% in principal amount of Outstanding Securities.


ARTICLE VI

Trustee

          SECTION 6.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)  Except during the continuance of an Event of
Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.5.

          (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

          (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 6.2. Rights of Trustee. (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document; but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (g) The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Section 5.1(1) and 5.1(2), or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained "actual knowledge." "Actual knowledge" shall mean the actual fact or statement of knowing without independent investigation with respect thereto.

          SECTION 6.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11.

          SECTION 6.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.

          SECTION 6.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it occurs provided that in the case of Default or Event of Default described in Section 5.1(3) no such notice shall be given until at least 30 days after such Default or Event of Default occurs and provided further that except in the case of a Default or Event of Default in payment of principal of, premium (if any), or interest on any Security, the Trustee may withhold the notice if and so long as its board of directors, a committee of its board of directors or a committee of its Trust Officers and/or a Trust Officer of the Trustee in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 6.6. Reports by Trustee to Holders. As promptly as practicable after each December 31 beginning with December 31, 2000, and in any event prior to March 1 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such December 31 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b). The Trustee shall also transmit by mail all reports required by TIA ss. 313(c).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The
Company agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 6.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the parties shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law to compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Securityholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify each of the Trustee, any predecessor Trustee and each of its officers, directors, counsel and agents, against any and all loss, liability, claim, damage or expense (including, but not limited to, reasonable attorneys' fees and expenses and taxes other than taxes based on the income of the Trustee) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 6.7) and of defending itself against any claims (whether asserted by any Securityholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct or negligence, subject to the exceptions contained in Section 6.1(c) hereof.

          To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and any premium and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this
Section 6.7 shall not be subordinate to any other liability or indebtedness of the Company.

          The Company's payment obligations pursuant to this Section and any lien arising hereunder shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(4), (5) or (6) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

          SECTION 6.8. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 6.10;

          (2) the Trustee is adjudged a bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns or is removed and the Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 6.7.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Securities may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 6.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          Notwithstanding the replacement of the Trustee pursuant to this Section 6.8, the Company's obligations under Section 6.7 shall continue for the benefit of the retiring Trustee.

          SECTION 6.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 6.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b).

          SECTION 6.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

          SECTION 6.12. Trustee's Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company, may at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.


ARTICLE VII

Discharge of Indenture; Defeasance; Covenant Defeasance

          SECTION 7.1. Discharge of Liability on Securities; Defeasance; Covenant Defeasance. (a) When (i) the Company delivers to the Trustee all Outstanding Securities (other than Securities replaced pursuant to Section 2.9) for cancellation or
(ii) all Outstanding Securities have become due and payable at Maturity and the Company irrevocably deposits with the Trustee funds sufficient to pay at Maturity all such Outstanding Securities (other than Securities replaced pursuant to Section 2.9), including interest thereon to Maturity, and the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

          (b) The Company may elect, at its option by resolution of the Board of Directors at any time, to have either
Section 7.1(c) or Section 7.1(d) applied to the Outstanding
Securities upon compliance with the conditions set forth below in this Article VII.

          (c) Upon the Company's exercise of the option provided in Section 7.1(b) to have this Section 7.1(c) applied to the Outstanding Securities, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities as provided in this Section 7.1(c) on and after the date the conditions set forth in Section 7.2 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under the Securities and this Indenture insofar as the Securities are concerned (and the trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders to receive, solely from the trust fund described in
Section 7.2 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Company's obligations with respect to such Securities under Sections 2.6, 2.9, 2.11, 3.9 and 3.10, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder, (4) the Company's obligations under Section 6.7 and (5) this Article VII. Subject to compliance with this Article VII, the Company may exercise its option provided in Section 7.1(b) to have this Section 7.1(c) applied to the Outstanding Securities notwithstanding the prior exercise of its option provided in Section 7.1(b) to have
Section 7.1(d) applied to the Outstanding Securities.

          (d) Upon the Company's exercise of the option provided in Section 7.1(b) to have this Section 7.1(d) applied to the Outstanding Securities (1) the Company shall be released from its obligations under Sections 3.3, 3.4, 3.5, 3.6, 3.11, 3.13 and 3.14, and Section 4.1 and (2) the occurrence of any event specified in Section 5.1(3) (with respect to any of Sections 3.3, 3.4, 3.5, 3.6, 3.11, 3.13 and 3.14, and Section 4.1(2) and (3))
and 5.1(4) shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Securities as provided in this Section 7.1(d) on or after the date the conditions set forth in Section 7.2 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.1(3)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and the Note shall be unaffected thereby. Notwithstanding any Covenant Defeasance, the Company's obligations under section 6.7 shall survive said Covenant Defeasance with respect to any Securities deceased hereunder.

          (e) Notwithstanding the provisions of Sections 7.1(a) and (b), the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.9, 6.7, 6.8, 7.4, 7.5 and 7.6 shall survive until the
Securities have been paid in full. Thereafter, the Company's obligations in Sections 6.7, 7.4 and 7.5 shall survive.

          SECTION 7.2.  Conditions to Defeasance or Covenant
Defeasance. The Company may exercise its Defeasance option or its Covenant Defeasance option with respect to the Outstanding
Securities only if:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by Section 6.10 and agrees to comply with the provisions of this Article VII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Securityholders
(a) money in an amount, or (b) U.S. Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on the Securities on the respective Stated Maturities, in accordance with the terms of this Indenture and the Securities. As used herein, "U.S. Government Obligation" means
(x) any security that is (i) a direct obligation of the United States of America for the payment of which full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by or acting as an agent or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation specified in clause (x) and held by such custodian for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such U.S. Government Obligation, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

          (2) In the case of an election under Section 7.1(c), the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date first set forth hereinabove, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities, will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Securities, and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

          (3) In the case of an election under Section 7.1(d), the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities, will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

          (4) The Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

          (5) No Event of Default or event that (after notice or lapse of time or both) would become an Event of Default shall have occurred and be continuing at the time of such deposit or, with regard to any Event of Default or any such event specified in Sections 5.1(5) and (6), at any time on or prior to the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 123rd day).

          (6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act.

          (7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is party or by which it is bound.

          (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with and the other statements listed under Section 10.5.

          (9) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be qualified under such Act or exempt from regulation thereunder.

          SECTION 7.3. Application of Trust Money. Subject to the provisions of the last paragraph of Section 3.10, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 7.6, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section 7.2 shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting on its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

          SECTION 7.4. Repayment to Company. Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in this
Article VII which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect Defeasance or Covenant Defeasance, provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this paragraph.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company Order any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as unsecured general creditors.

          SECTION 7.5.  Indemnity for U.S. Government
Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 7.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities, shall be revived and reinstated as though no such deposit had occurred pursuant to this Article VII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VII; provided, however, that, if the Company has made any payment of principal of or any premium or interest on any Securities, following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
ARTICLE VIII

Amendments

          SECTION 8.1. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Article IV in respect of the assumption by a successor Person to the Company of an obligation of the Company under this Indenture;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in
Section 163(f)(2)(B) of the Code;

          (4) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

          (5) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

          (6) to comply with Sections 6.8 and 6.9 in respect of the assumption by a successor Trustee of an obligation of the Trustee under this Indenture; or

          (7) to make any change that does not adversely affect the rights of any Securityholder.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 8.2. With Consent of Holders. With the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected thereby, the Company and the Trustee may amend this Indenture or modify in any manner the rights of the Securityholders under this Indenture. However, without the consent of each Securityholder affected, an amendment may not:

          (a) change the Stated Maturity of the principal of, or any installment of principal of or any premium or interest on, any Security, reduce the principal amount thereof or the interest or any premium thereon, change the method of computing the amount of principal thereof or interest thereon on any date, change any place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be);

          (b) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such modification or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture; or

          (c) modify any of the provisions of this Section,
Section 3.6 or Section 5.4, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 8.3.  Compliance with Trust Indenture Act.
Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 8.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Securityholder shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver made pursuant to Section 8.2 shall become effective upon receipt by the Trustee of the requisite number of written consents.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

          SECTION 8.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 8.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article VIII if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.


ARTICLE IX

Redemption of Securities

          SECTION 9.1. Redemption. The Securities may or shall, as the case may be, be redeemed, as a whole or from time to time in part, subject to the conditions and at the Redemption Prices specified in the form of Securities, together with accrued interest to the Redemption Date.

          SECTION 9.2.  Applicability of Article.  Redemption of
Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          SECTION 9.3. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to
Section 9.1 shall be evidenced by a resolution of the Board of Directors. In case of any partial redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 9.4.

          SECTION 9.4. Selection by Trustee of Securities to be Redeemed. If less than all the Securities are to be redeemed, selection of such Securities for redemption shall be made by the Trustee not more than 60 days prior to the Redemption Date, from the Securities Outstanding not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that no Securities of less than $1,000 shall be redeemed in part.

          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          SECTION 9.5. Notice of Redemption. Notice of redemption shall be given in the manner provided for in
Section 10.2 at least 30 but not more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed at such Holder's registered address. The Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 30 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

          All notices of redemption shall fully identify the Securities and shall state:

          (1) the Redemption Date,

          (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in
Section 9.7, if any,

          (3) if less than all Securities Outstanding are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be Outstanding after such partial redemption,

          (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

          (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 9.7) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,

          (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any,

          (7) the name and address of the Paying Agent,

          (8) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, and

          (9) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Securities.

          SECTION 9.6. Deposit of Redemption Price. At or prior to 10:00 a.m., New York City time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 3.8) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

          SECTION 9.7. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant regular record date or Special Record Date, as the case may be, according to their terms and the provisions of
Section 2.12.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

          SECTION 9.8. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 3.7 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided that each such new Security will be in a principal amount of $1,000 or integral multiple thereof.


ARTICLE X

Miscellaneous

          SECTION 10.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

     SECTION 10.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

          if to the Company:

          CK Witco Corporation
          One American Lane
          Greenwich, CT 06831-2559
          Attn:  General Counsel

          if to the Trustee:

          Citibank, N.A.
          111 Wall Street, 5th Floor
          New York, N.Y. 10005
          Attn:  Global Agency & Trust Services

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 10.3. Communication by Holders with other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

          SECTION 10.4.  Certificate and Opinion as to Conditions
Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 10.5.  Statements Required in Certificate or
Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 10.6.  Rules by Trustee, Paying Agent and
Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar and the Paying
Agent may make reasonable rules for their functions.

          SECTION 10.7. Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

          SECTION 10.8. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 10.9. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 10.10.  Successors.  All agreements of the
Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 10.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 10.12.  Variable Provisions.  The Company
initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities.

          SECTION 10.13. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

          SECTION 10.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                         CK WITCO CORPORATION

                         By:
                         Name:
                         Title:



                         CITIBANK, N.A.


                         By:
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